Chemtura

Internal Announcement

CEO Message

Dec. 21, 2007

Dear Colleagues:

I am writing to advise you that Gary Yeaw, executive vice president, Human Resources and Communications, has elected to leave Chemtura. We thank Gary for his contributions to Chemtura over the last two years and wish him success in his next career pursuit.

Gary will continue to work with leadership during a transition period, however, effective immediately, Gary's former direct reports will report to David Dickey, chief functional and services officer, on an interim basis.

Sincerely,

Bob

Robert L. Wood
Chairman & CEO